                                                                    Exhibit 10.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE STOCK.

Issuer: eRunway, Inc., a Delaware corporation
Number of Shares: 60,000, subject to adjustment
Class of Stock: Series B Convertible Preferred Stock
Exercise Price: $1.75 per share, subject to adjustment
Issue Date: February 27, 2002
Expiration Date: February 27, 2009

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, this Warrant is issued to Silicon Valley Bank ("Holder") by eRunway, Inc., a Delaware corporation (the "Company").

     Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and the duly executed subscription form annexed hereto as Appendix I, at the office of the Company, 200 West Park Drive, Westborough, Massachusetts 01581, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company Sixty Thousand (60,000) fully paid and non-assessable shares (the "Shares") of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Class"), at a purchase price per Share of $1.75 (the "Exercise Price"). Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number Shares are subject to adjustment from time to time as hereinafter provided. Subject to the provisions set forth below, this Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time on the Expiration Date first set forth above.

     In the event a Full Qualified Financing (as defined below) occurs on or before the Qualified Financing Date (as defined below), then this Warrant shall automatically expire on and as of the date of the consummation of such Full Qualified Financing. In the event a Partial Qualified Financing (as defined below) occurs on or before the Qualified Financing Date, then the number of Shares that this Warrant is exercisable for shall automatically be reduced by 33.33% as of the date of the consummation of the Partial Qualified Financing. "Full Qualified Financing" means the first sale or issuance by the Company after the Issue Date of this Warrant, in a single transaction or series of related transactions, of shares of its convertible preferred stock or other senior convertible equity securities to one or more investors resulting in gross cash proceeds to the Company of at least Five Million Dollars ($5,000,000.00) (excluding amounts received from the conversions of any convertible debt securities of the Company outstanding on and as of the issue date of this Warrant). "Partial Qualified Financing" means the first sale or issuance by the Company after the Issue Date of this Warrant, in a single transaction or series of related transactions, of shares of its convertible preferred stock or other senior convertible equity securities to one or more investors resulting in gross cash proceeds to the Company of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) (excluding amounts received from the conversions of any convertible debt securities of the Company outstanding on and as of the issue date of this Warrant), but less than Five Million Dollars ($5,000,000.00) (excluding amounts received from the conversions of any convertible debt securities of the Company outstanding on and as of the issue date of this Warrant). "Qualified Financing Date" means March 31, 2002.

     Notwithstanding the foregoing definition of Class, upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Class, including without limitation the consummation of the Company's initial, registered, firm-committed underwritten public offering ("IPO") of its common stock, $.01 par value per share ("Common Stock"), then from and after the date upon which such outstanding shares are so converted, this Warrant shall be exercisable for such number of shares of the Common Stock as shall equal the number of shares of Common Stock into which the Shares would have been converted had the Shares been issued and outstanding immediately prior to such event, and the Exercise Price shall equal the then-applicable per Share conversion price (as determined in accordance with the Company's Certificate of Incorporation, as amended (including without limitation the Certificate of Designation applicable to the same class or series of securities as the Shares) (the "Certificate"))

ARTICLE 1. EXERCISE.

          1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

          1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

          1.3 Intentionally Omitted.

          1.4 Fair Market Value.

               1.4.1 If shares of the Class (or shares of the Company's stock into which shares of the Class are convertible or exchangeable) are traded on a nationally recognized securities exchange or over the counter market, the fair market value of a Share shall be the closing price of a share of the Class (or the closing price of a share of the Company's stock for which shares of the Class are convertible or exchangeable) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company.

               1.4.2 If shares of the Class (or shares of the Company's stock into which shares of the Class are convertible or exchangeable) are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder. The valuation determined by such investment banking firm shall be conclusive in any event.

          1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a replacement warrant of like tenor.

          1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

               1.7.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any acquisition, reorganization, consolidation, or merger of the Company where the holders of the Company's outstanding voting equity securities immediately prior to the transaction beneficially own less than 50.1% of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.

               1.7.2. Assumption of Warrant. Upon the closing of any Acquisition the successor or surviving entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly, and the Exercise Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

               1.7.3 Purchase Right. Notwithstanding the foregoing, upon the closing of any Acquisition in which the consideration is cash or cash equivalents, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration for the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Exercise Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

          2.1 Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Class, payable in Common Stock, other securities or any type of property, or subdivides the outstanding shares of the Class into a greater number of shares of the Class, or subdivides the shares of the Class in a transaction that increases the amount of Common Stock into which such shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities or property to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

          2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, reorganization or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization or other event. The

Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations or other events.

          2.3 Adjustments for Combinations, Etc. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares for which this Warrant is exercisable shall be proportionately decreased.

          2.4 No Impairment. The Company shall not, by amendment of the Certificate or its by-laws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

          2.5 Adjustments for Dilutive Issuances. In the event of the issuance (a "Dilutive Issuance") by the Company, at any time and from time to time after the Issue Date of the Warrant, of securities of the same class or series as the Shares at a price per share less than the Exercise Price, or securities which are convertible into or exercisable or exchangeable for Common Stock at a Common Stock per share conversion or exercise price or exchange rate that is less than the conversion price (as determined pursuant to the Certificate) in effect at such date, then the number of shares of Common Stock issuable upon conversion of the Shares shall be adjusted in accordance with such provisions of the Certificate as if the Shares had been issued and outstanding on and as of such date. Under no circumstances shall the aggregate Exercise Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Dilutive Issuance. The provisions set forth for the Shares in the Certificate relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver effects the Holder in the same manner as they effect all other shareholders of the Shares.

          2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.

          2.7 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, number of class of Shares or number of shares of Common Stock or other securities for which the Shares are convertible or exchangeable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price, number and class of Shares and conversion ratio in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number and class of Shares and conversion ratio.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

          3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

               (a) All Shares which may be issued upon the due exercise of this Warrant, and all Common Stock or other securities, if any, issuable upon due conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

               (b) The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant Agreement is not inconsistent with the Certificate and/or the Company's by-laws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

               (c) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of its Series B Convertible Preferred Stock and shares of its Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into shares of Common Stock or such other securities.

               (d) On and as of the date hereof, (i) $1.75 is the lowest price per share for which shares (or rights to acquire shares) of the Class have been sold or issued by the Company, and (ii) the Common Stock conversion price in effect for shares of the Class as determined pursuant to the Certificate is $1.75.

          3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of any of its securities; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 15 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company shall be entitled to receive such dividend, distribution or rights) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 15 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

          3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within one-hundred and twenty (120) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) such other financial statements required under and in accordance with any loan documents between Holder and the Company or if there are no such requirements (or if the subject loan(s) no longer are outstanding), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements

          3.4 Registration Under Securities Act of 1933, as amended. The shares of Common Stock issuable upon conversion of the Shares (and the Shares, at all times when the Shares class is Common Stock) shall have certain registration rights as set forth in that certain Registration Rights Agreement dated as of April 9, 2001 between

Holder and the Company, as amended on the date hereof (the "Registration Rights Agreement"). The Company represents and warrants to Holder that the Company's execution, delivery and performance of the Registration Rights Agreement (a) has been duly authorized by all necessary corporate action of the Company's Board of Directors, (b) will not violate the Certificate or the Company's by-laws, each as amended, (c) will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or by which it or any of its assets is subject or bound, and (d) does not require the approval, consent or waiver of or by any shareholder, registration rights holder or other third party which approval, consent or waiver has not been obtained as of the date of issuance of this Warrant.

ARTICLE 4. MISCELLANEOUS.

          4.1 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.4 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to
Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

          4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if (a) there is no material question as to the availability of current information as referenced in Rule 144(c), (b) Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail,
(c) the selling broker represents that it has complied with Rule 144(f), and (d) the Company is provided with a copy of Holder's notice of proposed sale.

          4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant and/or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

          4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or sent by electronic facsimile transmission, express overnight courier service, or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Silicon Valley Bank, Treasury Department, 3003 Tasman Drive, HA-200, Santa Clara, California 95054 telecopier (408) 496-2405.

          4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

          4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

                                        "COMPANY"

ATTEST:                                 ERUNWAY, INC.


By: /s/ Thomas R. Holler                By: /s/ Kris Canekeratne
    ---------------------------------       ------------------------------------
Name: Thomas R. Holler                  Name: Kris Canekeratne
Title: CFO                              Title: CEO & PRESIDENT


"HOLDER"

SILICON VALLEY BANK


By: /s/ John V. Aboff
    ---------------------------------
Name: John V. Aboff
Title: Regional Market Manager

                                   APPENDIX I

                               NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase _____ shares of the __________ stock of _______________ pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the attached Warrant. This conversion is exercised with respect to __________ of shares of the ____________________ Stock of _______________.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

          ___________________________________
               (Name)

          ___________________________________

          ___________________________________
               (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                        ----------------------------------------
                                        (Signature)

---------------
     (Date)

                              AMENDMENT TO WARRANT

     THIS AMENDMENT TO WARRANT is entered into between SVB FINANCIAL GROUP ("Holder") and VIRTUSA, INC. (the "Company"), formally known as eRunway, Inc. as of March 23, 2007.

     The Parties agree to amend the Warrant to Purchase Stock issued by the Company to Silicon Valley Bank on April 9, 2001 and assigned to Holder and with a copy of such Warrant being attached hereto as Exhibit A (the "Warrant"). Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Warrant.

     1. CHANGE IN "CLASS OF STOCK".

     (a) The Class of Stock of the Warrant is listed on the Warrant as "Series B Convertible Preferred Stock". It is agreed that such Class of Stock is "Common Stock".

     2. GENERAL PROVISIONS. This Amendment, the Warrant, and the other written documents and agreements between Holder and the Company set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Warrant shall continue in full force and effect and the same are hereby ratified and confirmed.

COMPANY:                                HOLDER:

VIRTUSA, INC.                           SVB FINANCIAL GROUP


BY /S/ CHIP SPEICHER                    BY /S/ NORMAN CUTLER
   ----------------------------------      -------------------------------------
   CHIP SPEICHER, CONTROLLER               NORMAN CUTLER, DERIVATIVES MANAGER

        ADDENDUM TO AMENDMENT NO. 1 TO WARRANTS TO PURCHASE COMMON STOCK


         Reference is made to those certain Amendment Nos. 1 (collectively, the "Amendments"), dated as of March 23, 2007, to each of the Warrants to Purchase Stock, issued to the SVB FINANCIAL GROUP ("Holder") by VIRTUSA CORPORATION (the "Company"), dated as of April 9, 2001 (the "April 2001 Warrant") and dated as of February 27, 2002 (the "February 2002 Warrant", and together with the April 2001 Warrant, the "Warrants").

         WHEREAS, the April 2001 Warrant and February 2002 Warrant were originally exercisable for an aggregate of 102,857 shares of series B preferred convertible stock ("Series B Preferred"), at an exercise price of $1.75 per share, which shares of Series B Preferred are convertible into 116,882 shares of common stock pursuant to the terms of the Company's certificate of incorporation; and

         Whereas, the Amendments amended the April 2001 Warrant and February 2002 Warrant to provide that such Warrants would be exercisable for common stock rather than Series B Preferred; and

         Whereas, the parties contemplated that the Warrants, as amended pursuant to the Amendments to purchase common stock rather than Series B Preferred, would be exercisable for the number of shares of common stock into which such Series B Preferred would be convertible pursuant to the terms of the Series B Preferred in effect as of the date of the Amendment.

 Accordingly, for the avoidance of doubt, the April 2001 Warrant and February 2002 Warrant, by virtue of the Amendment, and giving effect to the terms of the series B convertible preferred stock, became automatically exercisable to purchase up to 48,701 and 68,181 shares of common stock of the Company, respectively, each at an exercise price of $1.75 per share.

         This Addendum, the Amendments, the Warrants, and the other written documents and agreements between Holder and the Company set forth in full all of the representations, terms, and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

         All of the terms and provisions of the Warrants, as amended, shall continue in full force and effect and the same are hereby ratified and confirmed.



   COMPANY:                              HOLDER:

   VIRTUSA CORPORATION                   SVB FINANCIAL GROUP



   BY  /S/ THOMAS HOLLER                 BY /S/ NORMAN CUTLER
       ------------------------------       ----------------------------------
       THOMAS HOLLER, CFO                   NORMAN CUTLER, DERIVATIVES MANAGER



                                      -1-